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             Heller Financial, Inc. Announces Share Repurchase Plan
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     (Chicago, IL, October 18, 1999) - Heller Financial, Inc. (NYSE: HF) today announced that its Board of Directors has authorized the repurchase of up to two million shares of the Company's Class A Common Stock to provide stock for issuance under the Company's stock option and restricted stock plans, as well as for other corporate purposes. Under the program, shares may be repurchased from time to time in the open market or in privately negotiated transactions.

     "Heller believes strongly in tying employee compensation to the Company's stock performance," said Chairman and Chief Executive Officer Richard J. Almeida. "The timing of this repurchase program enables us to purchase our shares while they are, in our opinion, undervalued, especially in light of our outstanding track record of delivering on our commitments."

     Heller Financial, Inc. is a worldwide commercial finance company providing a broad range of financing solutions to middle-market and small business clients. With over $14 billion in owned and managed assets, Heller offers equipment financing and leasing, vendor and sales finance programs, factoring and working capital loans, collateral- and cash flow-based financing, and financing for commercial real estate. Heller also offers trade finance, factoring, asset-based lending, leasing and vendor finance products and programs to clients in Europe, Asia, Australia and Latin America. Heller's common stock is listed as "HF" on the New York and Chicago Stock Exchanges. Heller's website is http://www.hellerfinancial.com.

     The statements made by the Company in this news release may include certain forward-looking statements that reflect the Company's current expectations regarding its future growth, results and performance. These forward-looking statements are subject to a variety of risks and uncertainties, which could cause the Company's future growth, results and performance to differ materially from those expressed in, or implied by, these statements. Information concerning these risks and uncertainties is contained in the quarterly and annual reports that Company files with the Securities and Exchange Commission.

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